1 DOLBY LABORATORIES, INC. EMPLOYEE STOCK PURCHASE PLAN SUBSCRIPTION AGREEMENT US Subscription Agreement – pages 2-3 Non-US Subscription Agreement – pages 4-26

2 DOLBY LABORATORIES, INC. EMPLOYEE STOCK PURCHASE PLAN SUBSCRIPTION AGREEMENT FOR U.S. EMPLOYEES 1. By making an electronic election, I hereby elect to participate in the Dolby Laboratories, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan. (Capitalized terms used but not defined in this Subscription Agreement have the same meaning set forth in the Employee Stock Purchase Plan.) 2. I hereby authorize payroll deductions from each paycheck on each pay day in the amount I elect electronically of my Compensation (from 0% to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.) 3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option. 4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Employee Stock Purchase Plan. 5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in my name. 6. I understand that if I dispose of any shares received by me pursuant to the Employee Stock Purchase Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares of Common Stock and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares of Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

3 7. I acknowledge that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Employee Stock Purchase Plan or my acquisition or sale of the underlying shares of Common Stock. I understand that I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Employee Stock Purchase Plan before taking any action related to the Employee Stock Purchase Plan. 8. The provisions of this Subscription Agreement, the option grant and my participation in the Employee Stock Purchase Plan are governed by, and subject to, the laws of the State of Delaware (without giving effect to the conflict of law principles thereof). For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Subscription Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed. 9. The Company may, in its sole discretion, decide to deliver any documents related to my current or future participation in the Employee Stock Purchase Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Employee Stock Purchase Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. 10. The Company reserves the right to impose other requirements on my participation in the Employee Stock Purchase Plan, on the option and on any shares of Common Stock acquired under the Employee Stock Purchase Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Employee Stock Purchase Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 11. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan. I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME. By my electronic election to participate in the Plan (which serves as my electronic signature of this Subscription Agreement), I agree that my participation in the Plan is governed by the terms and conditions of the Plan and this Subscription Agreement. I further understand that my participation in the Employee Stock Purchase Plan in any subsequent Offering Period will be governed by the terms and conditions of the Employee Stock Purchase Plan and the subscription agreement (including any appendix thereto) in effect at that time, subject to my right to withdraw from the Employee Stock Purchase Plan in accordance with the withdrawal procedures in effect at that time.

4 DOLBY LABORATORIES, INC. EMPLOYEE STOCK PURCHASE PLAN SUBSCRIPTION AGREEMENT FOR NON-U.S. EMPLOYEES 1. By making an electronic election, I hereby elect to participate in the Dolby Laboratories, Inc. Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of Dolby Laboratories, Inc. (the "Company") Common Stock in accordance with this Subscription Agreement, including Appendix A, and the Plan. (Capitalized terms used but not defined in this Subscription Agreement have the same meaning set forth in the Plan.) 2. I hereby authorize payroll deductions from each paycheck on each pay day in the amount I elect electronically of my Compensation (from 0% to 10%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.) 3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option. 4. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan and this Subscription Agreement. 5. Shares purchased for me under the Plan should be issued in my name. 6. Regardless of any action the Company or my employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable to me, or deemed by the Company or the Employer to be an appropriate charge to me even if technically due by the Company or the Employer (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. I further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of my participation in the Plan, including, but not limited to, the grant, assignment, release or cancellation of the option, the purchase of shares, the subsequent sale of shares of Common Stock acquired pursuant to such purchase and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the option to reduce or eliminate my liability for Tax-Related Items or achieve a particular tax result. Further, if I have become subject to tax in more than one jurisdiction during an Offering Period, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

5 In connection with any relevant tax withholding event, I shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize and direct the Company and/or the Employer or their respective agents, in their sole discretion and without any notice or authorization by me, to satisfy any applicable withholding obligations, if any, with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from my wages or other cash compensation paid to me by the Company and/or the Employer; or (b) withholding from proceeds of the sale of the shares of Common Stock acquired under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization). Depending upon the withholding method, the Company may withhold or account for Tax- Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates in my jurisdiction(s), including maximum applicable rates. If the Company and/or the Employer withhold more than the amount necessary to satisfy the liability for Tax-Related Items, I may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent shares of Common Stock or, if not refunded, I may be able to seek a refund from the applicable tax authorities. If the Company and/or the Employer withhold less than the amount necessary to satisfy the liability for Tax-Related Items, I may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or the Employer. Finally, I shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the Plan or my purchase of shares of Common Stock that cannot be satisfied by the means previously described. I acknowledge and agree that the Company may refuse to honor the exercise and refuse to deliver the shares of Common Stock or the proceeds from the sale of shares of Common Stock if I fail to comply with my obligations in connection with the Tax-Related Items as described in this section. I understand that I have no further rights with respect to any shares of Common Stock that are retained by the Company pursuant to this provision, and under no circumstances will the Company be required to issue any fractional shares of Common Stock. 7. For U.S. taxpayers only: I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for U.S. Federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares of Common Stock and I will make adequate provision for U.S. Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares of Common Stock. If I dispose of such shares at any time after the expiration of the 2-year and 1- year holding periods, I understand that I will be treated for U.S. Federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of

6 the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain. 8. By making an electronic election to participate in the Plan (which serves as my agreement to the terms of this Subscription Agreement) and by participating in the Plan, I understand, acknowledge and agree that: (a) I have received a copy of the Plan (including any applicable appendixes or sub- plans thereunder) and represent that I am familiar with the terms and provisions thereof, and hereby accept this Subscription Agreement subject to all of the terms and provisions thereof. I have reviewed the Plan (including any applicable appendixes or sub-plans thereunder), and this Subscription Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Subscription Agreement and fully understand all provisions of this Subscription Agreement. I agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Subscription Agreement; (b) the Company (and not the Employer) is granting the option; accordingly, any rights I have under this Subscription Agreement may be raised only against the Company but not any Subsidiary or Affiliate (including, but not limited to, the Employer). The Company may administer the Plan from outside my country of residence; (c) no Subsidiary or Affiliate (including, but not limited to, the Employer) has any obligation to make any payment of any kind under this Subscription Agreement; (d) the Plan is established voluntarily by the Company, it is wholly discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan; (e) the grant of options to purchase shares under the Plan is exceptional, voluntary and occasional and does not create any contractual or other right to receive future options, or benefits in lieu of options, even if options have been granted repeatedly in the past; (f) all decisions with respect to future options, if any, will be at the sole discretion of the Company; (g) my participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate my employment relationship at any time; (h) I am voluntarily participating in the Plan; (i) the option and the shares of Common Stock subject to the option, and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of my employment contract, if any; (j) unless otherwise agreed with the Company, the option and the shares of Common Stock purchased under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, the service I may provide as a director of a Subsidiary or Affiliate;

7 (k) the option and the shares of Common Stock subject to the option, and the income and value of same, are not intended to replace any pension rights or compensation; (l) the option and the shares of Common Stock subject to the option and the income and value of same, are not a part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension, retirement or welfare benefits or any other similar payments and in no event should be considered as compensation for or relating in any way to past services for the Company, the Employer, or any other Subsidiary or Affiliate; (m) the option grant and my participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary or Affiliate of the Company; (n) the future value of the underlying shares of Common Stock is unknown, indeterminable, and cannot be predicted with certainty; (o) if I exercise my option and obtain shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the Purchase Price; (p) none of the Company, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the options, proceeds transferred in relation to the options or the subsequent sale of any shares of Common Stock acquired under the Plan; (q) no claim or entitlement to compensation or damages shall arise from my inability to continue to participate in the Plan or recoupment of any shares of Common Stock acquired under the Plan resulting from termination of my employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid); (r) unless otherwise provided in the Plan or by the Company in its discretion, the options and the benefits under the Plan, if any, do not create any entitlement to have the options or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Common Stock; and (s) in the event of termination of my employment (whether or not in breach of local labor laws and whether or not later found to be invalid), my right to participate in the Plan and exercise the option will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Board or a Committee delegated such authority shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my option grant. 9. I acknowledge that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan or my acquisition or sale of the underlying shares of Common Stock. I understand that I should consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

8 10. I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Subscription Agreement and any other grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing my participation in the Plan. I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address, email address and telephone number, e-mail address, date of birth, social insurance number, passport number or other identification number, salary, nationality, residency status, job title, any shares of Common Stock or directorships held in the Company or any Subsidiary or Affiliate, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the purpose of implementing, administering and managing the Plan. I understand that Data may be transferred to Morgan Stanley Smith Barney LLC and its affiliated company, E*TRADE Financial Corporate Services, Inc. (collectively, “E*TRADE”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. I understand that Data recipients may be located in the United States or elsewhere and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, E*TRADE, and any other possible recipients which may assist the Company (presently or in the future) in implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan, including any transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on my behalf, to a broker or to third party with whom the shares of Common Stock acquired on exercise may be deposited. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative, or if there is no local human resources representative, the human resources department of the Company. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing my consent is that the Company would not be able to grant me options or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative, or if there is no local human resources representative, the human resources department of the Company.

9 11. The provisions of this Subscription Agreement, the option grant and my participation in the Plan are governed by, and subject to, the laws of the State of Delaware (without giving effect to the conflict of law principles thereof). For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Subscription Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed. 12. I have received this Subscription Agreement and any other related communications in English, and I consent to having received these documents in English. I acknowledge that I am sufficiently proficient in English to understand the terms and conditions of this Subscription Agreement or, alternatively, that I will seek appropriate assistance. Furthermore, if I have received this Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable laws. 13. The Company may, in its sole discretion, decide to deliver any documents related to my current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. 14. Notwithstanding any provisions in this Subscription Agreement, my participation in the Plan shall be subject to any terms and conditions set forth in Appendix A to this Subscription Agreement for my country. Moreover, if I relocate to one of the countries included in Appendix A, the terms and conditions for such country will apply to my participation in the Plan, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Appendix A constitutes part of this Subscription Agreement. 15. The Company, at its option, may elect to terminate, suspend or modify the terms of the Plan at any time, to the extent permitted by the Plan. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the Plan in accordance with the Plan withdrawal procedures then in effect. In addition, the Company reserves the right to impose other requirements on my participation in the Plan, on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 16. I acknowledge that I may be subject to insider trading restrictions and/or market abuse laws which may affect my ability to, directly or indirectly, accept, acquire, sell, attempt to sell or otherwise dispose of shares of Common Stock or rights to shares of Common Stock or rights linked to the value of the shares of Common Stock during such times as I am considered to have “inside information” regarding the Company as defined by the laws or regulations in the applicable jurisdiction or in my country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed before I possessed insider information. Furthermore, I could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow

10 employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. I acknowledge that it is my responsibility to comply with any such restrictions, and I should speak to my personal advisor on this matter. 17. I acknowledge that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect my ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage, bank account or legal entity outside my country. I may be required to report such accounts, assets or transactions to the tax or other authorities in my country. I also may be required to repatriate sale proceeds or other funds received as a result of my participation in the Plan to my country through a designated bank or broker within a certain time after receipt. I acknowledge that it is my responsibility to be compliant with such regulations, and I should consult my personal legal advisor for any details. 18. The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. 19. I hereby agree to be bound by the terms of the Plan. I understand that the Company, at its option, may elect to terminate, suspend or modify the terms of the Plan at any time. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the Plan in accordance with the withdrawal procedures then in effect. In the event of any inconsistency between this Subscription Agreement and the Plan, the Plan will control. 20. I acknowledge that a waiver by the Company of breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any other provision of this Subscription Agreement, or of any subsequent breach by me or any other participant. 21. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan. I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME. By my electronic election to participate in the Plan (which serves as my electronic signature of this Subscription Agreement), I agree that my participation in the Plan is governed by the terms and conditions of the Plan and this Subscription Agreement. I further understand that my participation in the Employee Stock Purchase Plan in any subsequent Offering Period will be governed by the terms and conditions of the Employee Stock Purchase Plan and the subscription agreement (including any appendix thereto) in effect at that time, subject to my right to withdraw from the Employee Stock Purchase Plan in accordance with the withdrawal procedures in effect at that time.

11 DOLBY LABORATORIES, INC. EMPLOYEE STOCK PURCHASE PLAN SUBSCRIPTION AGREEMENT FOR NON-U.S. EMPLOYEES APPENDIX A Terms and Conditions for Participants Outside the U.S. This Appendix includes additional country-specific terms and conditions that apply to participants resident in countries listed below. This Appendix is part of the Subscription Agreement and contains terms and conditions material to participation in the Plan. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Subscription Agreement. The information is based on the securities, exchange control, income tax and other laws in effect in the respective countries as of October 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of the your participation in the Plan because the information may be out of date at the time of the Exercise Date or when you sell shares of Common Stock acquired upon exercise of the option. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently working or you transfer employment or residency after the Offering Date, or if you are considered a resident of another country for local law purposes, then the provisions contained herein may not be applicable to you. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances. Countries Within the European Economic Area and the United Kingdom Data Privacy: The Dolby Employee Privacy Notice supersedes and replaces Section 10 of the Subscription Agreement for Non-U.S. Employees. The Dolby Employee Privacy Notice for each respective country in the European Union and European Economic Area can be found at [REDACTED]. AUSTRALIA ESS Offer Document The Company is pleased to provide you with this offer to participate in the Plan. This ESS Offer Document sets out information regarding the options granted under the Plan for Australian resident

12 participants of the Company and its Australian affiliates. This is an offer made by the Company under the Plan to eligible employees in Australia during the enrollment period to purchase shares of Common Stock through the payment of contributions during the Offering Period subject to the terms and conditions described in the Plan. The terms of the offer incorporate the rules of the Subscription Agreement, including Appendix A (collectively, the “Agreement”). This offer is being made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth). Additional Documents. In addition to the information set out in the Subscription Agreement, you are also being provided with copies of the following documents: • the Plan; • Plan Prospectus describing the terms of the Plan (“Plan Prospectus”); and • the Employee Information Tax Supplement for ESPP for Australia (collectively, the Additional Documents”) The Additional Documents provide further information to help you make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan Prospectus is a prospectus for the purposes of the Corporations Act. You should not rely upon any oral statements made in relation to this offer. You should rely only upon the statements contained in the Subscription Agreement and the Additional Documents when considering participation in the Plan. General Information Only. The information herein is general information only. It is not advice or information that takes into account your objectives, financial situation and needs. You should consider obtaining your own financial product advice from a person who is licensed by ASIC to give such advice. Eligibility and Enrollment. The Plan provides for the purchase of shares of Common Stock by eligible employees of the Company or its Subsidiaries or Affiliates. You are eligible to participate in the Plan if you have received this ESS Offer Document and you are an Australian resident who meets the criteria established by the Plan. An option granted pursuant to the Plan allows you to purchase shares of Common Stock, at the end of the Offering Period, for a purchase price as described below. The funds used to acquire the shares of Common Stock are obtained through after-tax contributions made from your compensation. Your completion and / or submission of the Subscription Agreement allows the Company to deduct that percentage of your compensation that you have elected, and to be credited to your account for the purchase of shares of Common Stock pursuant to the Plan offering. Subject to the provisions of the Plan, you may elect to have up to 10% of your compensation deducted. Purchase of Shares of Common Stock. Your contributions will be held “in trust” on your behalf in an account held by the Company with an Australian authorized deposit-taking institution (an “Australian ADI”), pending the purchase of shares of Common Stock. Your account under the Plan will be used solely for depositing contributions made by you and other Australian participants and not for any other

13 purpose. No interest is payable on the contributions held in your account under the Plan. On the last day of each Offering Period, the amount credited to your account during the applicable Offering Period will be applied to purchase as many whole shares of Common Stock as possible, subject to any limitations set out in the Plan. Purchase Price. The shares of Common Stock will be purchased for you as defined in the Plan. The Purchase Price is denominated in U.S. dollars and must be paid in U.S. dollars. The Australian dollar equivalent of the Purchase Price will change with fluctuations in the USD/AUD exchange rate. The Australian dollar amount required to purchase a share of Common Stock will be that amount which, when converted into U.S. dollars on the Exercise Date, equals the Purchase Price. On each Exercise Date, your accumulated contributions made during the Offering Period will be applied to the purchase of whole shares of Common Stock. The number of shares of Common Stock purchased will be determined by dividing the U.S. dollar equivalent of your contributions by the Purchase Price. No fractional shares of Common Stock will be issued upon purchase. Withdrawal. You may elect to discontinue your participation in the Plan pursuant to a method specified by the Company. Such withdrawal may be elected at any time on or before the Exercise Date by giving electronic notice to the Company. Upon withdrawal from the Plan, any accumulated payroll deductions shall be returned to you, without interest, and your interest in the Plan shall terminate. Risk Factors for Australian Residents. Investment in shares of Common Stock involves a degree of risk. You should monitor you participation in the Plan and consider all risk factors relevant to the vesting or issuance of shares of Common Stock under the Plan as set forth below and in the Additional Documents. You should have regard to risk factors relevant to investment in securities generally and, in particular, to holding shares of Common Stock. For example, the value at which an individual share of Common Stock is quoted on the New York Stock Exchange (“NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the value of a share of Common Stock will increase. Factors that may affect the value of an individual shares of Common Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks. More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the Company’s “Investor Relations” page at https://investor.dolby.com/ir-home/default.aspx, and upon request to the Company. In addition, you should be aware that the Australian dollar (“AUD”) value of any shares of Common Stock acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

14 Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Common Stock is entitled to one vote. Further, shares of Common Stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions. Ascertaining the Market Value of shares of Common Stock. You may ascertain the current market value of an individual share of Common Stock as traded on the NYSE under the symbol “DLB” at: https://www.nyse.com/quote/dlb. The AUD equivalent of that value can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html. Please note this will not be a prediction of the market value of an individual share of Common Stock when such shares of Common Stock are issued under the Plan or of the applicable exchange rate on the vesting date or the date the shares of Common Stock are issued. Australian Tax Consequences. Please see the Additional Documents entitled “Employee Information Tax Supplement for ESPP for Australia” for information regarding the Australian tax treatment of your award. Australian residents also should seek advice as to the Australian tax consequences of participation from their personal tax advisors. U.S. Tax Consequences. Australian resident eligible employees who are not U.S. citizens or tax residents will not be subject to U.S. tax by reason only of the grant of options, the purchase of shares of Common Stock and/or the sale of shares of Common Stock except with respect to any dividends paid by the Company as described above. However, liability to U.S. taxes may accrue if an Australian resident is otherwise subject to U.S. taxes. The above is an indication only of the likely U.S. tax consequences for Australian resident eligible employees who participate in the Plan. Plan participants should seek their own advice as to the U.S. tax consequences of participation. Statutory Terms and Conditions. This offer is being made under Division 1A of Part 7.12 of the Act. To comply with that Division, the following terms are included: A. Application period A new Offering Period under the Plan begins in each November and May each year. Enrollment Periods for such Offering Periods begin in October and April, respectively (the “Application Period”). You may accept this offer at any time during an Application Period. B. Acquisition of shares Since you may access this ESS Offer Document starting from the first day of each Application Period and each Application Period begins more than 14 days prior to the Enrollment Date for the relevant Offering Period, you cannot acquire any options or any shares of Common Stock until at least 14 days after receiving this ESS Offer Document.

15 C. ESS contribution plan terms The Plan is an ESS contribution plan for the purposes of Division 1A of Part 7.12 of the Act. Accordingly, the following terms are included: (a) The Plan allows the Australian participants to elect to have regular deductions made from your wages or salary for the purpose of acquiring purchase rights and shares of Common Stock of the Company. (b) Before the Australian participants acquire any purchase rights or shares of Common Stock under this offer, any such deductions will be held on trust in an account with an Australian ADI that is kept solely for that purpose. (c) The Australian participants may to elect to discontinue the deductions at any time. (d) If the Australian participants do so elect: (i) any deductions from his or her wages or salary will cease, and any deductions made after the election will be repaid to the Australian participants, within 45 days of the election; and (ii) the amount of the deductions or payments standing, at the time when the Australian participants’ election is made, to the credit of the account for the Australian participant, will be repaid to the Australian participants within 45 days of the election. (e) The Australian participants must agree in writing to the terms of the Plan before participating in the Plan. D. Terms relating to disclosure This offer is also subject to the following terms relating to disclosure: (a) this ESS Offer Document and the terms of the offer: (i) must not include a misleading or deceptive statement; and (ii) must not omit any information that would result in this document or terms of the offer being misleading or deceptive; (b) the Company must provide the Australian participants with an updated ESS offer document as soon as practicable after becoming aware that the document that was provided has become out of date, or is otherwise not correct, in a material respect; (c) each person mentioned in items 2, 3 and 4 of the table below must notify, in writing, the Company as soon as practicable if, during the Application Period, the person becomes aware that: (i) a material statement in the documents mentioned in paragraph (a) is misleading or deceptive; or (ii) information was omitted from any of those documents that has resulted in one or more of those documents being misleading or deceptive; or (iii) a new circumstance has arisen during the Application Period which means

16 the ESS Offer Document is out of date, or otherwise not correct, in a material respect; and (d) if the Australian Participants suffer loss or damage because of a contravention of a term of the offer covered by paragraph (a), (b) or (c) above, the Australian Participants can recover the amount of loss or damage in accordance with the table below. For the purposes of paragraph (d) above, an ESS Australian participant must be able to recover loss or damage in accordance with the following table: Item The Australian participants may recover loss or damage suffered as a result of a contravention of from these people... 1 a term of the offer covered by any of the following paragraphs: • paragraph (a) (misleading or deceptive statements and omissions); • paragraph (b) (out of date ESS Offer Document) the Company 2 a term of the offer covered by any of the following paragraphs: • paragraph (a) (misleading or deceptive statements and omissions); • paragraph (b) (out of date ESS Offer Document) each director of the Company 3 a term of the offer covered by any of the following paragraphs: • paragraph (a) (misleading or deceptive statements and omissions); • paragraph (b) (out of date ESS Offer Document) a person named, with their consent, in an ESS Offer Document or the terms of the offer as a proposed director of the Company 4 a term of the offer covered by paragraph (a) (misleading or deceptive statements and omissions) a person named, with their consent, in the ESS Offer Document or the terms of the offer as having made: • the misleading or deceptive statement;

17 or • a statement on which the misleading or deceptive statement is based 5 a term of the offer covered by paragraph (c) (failure to notify the Company of misleading or deceptive statement and omissions or new circumstances) the person mentioned in item 2, 3 or 4 of this table who failed to notify the Company in accordance with the term covered by paragraph (c) E. Exclusions from liability A person mentioned in the table in Section D above is not liable for any loss or damage suffered by the Australian participants because of a contravention of a term of the offer covered by paragraph (a) or (b) of section D above if: (a) the person: (i) made all inquiries (if any) that were reasonable in the circumstances; and (ii) after doing so, believed on reasonable grounds that the statement was not misleading or deceptive; or (b) the person did not know that the statement was misleading or deceptive; or (c) the person placed reasonable reliance on information given to the person by: (i) if the person is a body corporate or a responsible entity of a registered scheme - someone other than a director, employee or agent of the body corporate or responsible entity; or (ii) if the person is an individual—someone other than an employee or agent of the individual; or (d) for a person mentioned in column 2 of item 3 or 4 of the table in section D above - the person proves that they publicly withdrew their consent to being named in the document in that way; or (e) the contravention arose because of a new circumstance that has arisen since the ESS Offer Document was prepared and the person proves that they were not aware of the matter. * * * * We urge you to carefully review the information contained in this ESS Offer Document and the Additional Documents.

18 Securities Law Notice If I acquire shares of Common Stock under the Plan and offer such shares of Common Stock for sale to a person or entity resident in Australia, I understand the offer may be subject to disclosure requirements under Australian law. I understand that I should obtain legal advice on my disclosure obligations prior to making any such offer. Tax Notice The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act). Exchange Control Notice Exchange control reporting is required for cash transactions exceeding AUD 10,000 and for international fund transfers. I understand that if an Australian bank is assisting with the transaction, the bank will file the report on my behalf. I understand that if there is no Australian bank involved in the transfer, I will have to file the exchange control report myself. BELGIUM Foreign Asset/Account Reporting Information. Belgian residents are required to report any shares of Common Stock acquired under the Plan or bank account established outside of Belgium on their personal annual tax return. In a separate report, Belgian residents also are required to provide a central contact point of the National Bank of Belgium with the account number of those foreign bank accounts, the name of the bank with which the accounts were opened and the country in which they were opened in a separate report. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des credits caption. Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by Belgian residents through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will apply when shares of Common Stock acquired pursuant to the Plan are sold. Annual Securities Account Tax. An annual securities accounts tax may be payable if the total average value of securities held in a Belgian or foreign securities account (e.g., shares of Common Stock acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. BRAZIL

19 Authorization for Plan Participation I hereby authorize the Employer to make payroll deductions from each of my paychecks in the percentage (up to 10%) of my total Compensation that I have specified during the enrollment process and I authorize the Employer or any other Subsidiary or Affiliate to remit such accumulated payroll deductions, on my behalf, to the United States of America to purchase shares of Common Stock under the terms of the Plan. Notwithstanding the foregoing, I understand that due to local legal considerations my payroll deductions cannot exceed 70% of my monthly salary. Upon request of the Company or the Employer, I agree to execute a letter of authorization and any other agreements or consents that may be required to enable the Employer, or any other Subsidiary or Affiliate or any third party designated by the Employer or the Company, to remit my accumulated payroll deductions from Brazil for the purchase of shares of Common Stock. I understand and agree that my ability to participate in the Plan is contingent on my execution of any such consent or agreement. Compliance with Law I agree to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the exercise of my option under the Plan and the sale of the shares of Common Stock obtained pursuant to the exercise of the option. Labor Law Acknowledgement By electing to participate in the Plan, I acknowledge that (i) I am making an investment decision, (ii) I will only be entitled to purchase shares of Common Stock if certain conditions are met, and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease without compensation to me. Exchange Control Notice Individuals who are resident or domiciled in Brazil are generally required to submit an annual declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is greater than US$1,000,000. If such amount is equal to or greater than US$100,000,000, the referenced declaration must be submitted quarterly, in the month following the end of each quarter. Assets and rights to be included in this annual declaration include shares of Common Stock acquired under the Plan.

20 Tax on Financial Transaction (IOF) Payments to foreign countries and repatriation of funds into Brazil (including payment of the purchase price and proceeds from the sale) and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. Brazilian residents must comply with any applicable Tax on Financial Transactions arising from the participation in the Plan. Brazilian residents should consult with their personal tax advisor for additional details. CANADA Sale of Shares I acknowledge that I am permitted to sell the shares of Common Stock purchased under the Plan through E*TRADE or other designated brokers appointed by the Company, provided the resale of the shares takes place outside of Canada through facilities of a stock exchange on which the shares are listed. Acknowledgments. The following provision replaces Section 8(c) of the Subscription Agreement for Non-U.S. Employees: (c) except as explicitly and minimally required under applicable legislation, no Subsidiary or Affiliate (including, but not limited to, the Employer) has any obligation to make any payment of any kind under this Subscription Agreement; The following provision replaces Section 8(i) of the Subscription Agreement for Non-U.S. Employees: (i) except as explicitly and minimally required under applicable legislation, the option and the shares of Common Stock subject to the option, and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of my employment contract, if any; The following provision replaces Section 8(q) of the Subscription Agreement for Non-U.S. Employees: (q) except as explicitly and minimally required under applicable legislation, no claim or entitlement to compensation or damages shall arise from my inability to continue to participate in the Plan or recoupment of any shares of Common Stock acquired under the Plan resulting from termination of my employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid); Effect of Termination of Employment This provision replaces in its entirety Section 8(s) of the Subscription Agreement for Non-U.S. Employees: (s) For purposes of the option, except as explicitly and minimally required under applicable legislation: (i) my period of service for purposes of the option and my status as an eligible employee will

21 cease; and (ii) my right, if any, to purchase and shares of Common Stock under the Plan, seek damages in lieu, or otherwise benefit from or participate in the Plan will be measured by and immediately terminate, as of the date I cease to provide services to the Company or a Subsidiary or Affiliate, regardless of the reason for termination and whether or not later to be found invalid or in breach of applicable laws in the jurisdiction where I am employed or providing services or the terms of my employment or service agreement, if any (the “Termination Date”). Except to the extent explicitly and minimally required under applicable legislation, the Termination Date shall exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. I shall not earn or be entitled to any pro-rata purchase of shares of Common Stock or other participation for that portion of time before the Termination Date, nor shall I be entitled to any compensation for the lost ability to purchase shares of Common Stock or other participation. If, notwithstanding the foregoing, applicable employment legislation explicitly requires continued entitlement to a continued right to purchase shares of Common Stock or other participation during a statutory notice period, my right to purchase shares of Common Stock or otherwise participate in or benefit from the Plan, if any, shall terminate effective as of the last date of the minimum statutory notice period. For clarity, I shall not earn or be entitled to pro-rata purchase of shares of Common Stock or other participation if the purchase date falls after the end of my statutory notice period, nor shall I be entitled to any compensation for the lost ability to purchase shares of Common Stock. Any reference to termination as an eligible employee or cessation or termination of employment or service in this Subscription Agreement or the Plan shall be interpreted to mean the Termination Date as defined above. Subject to applicable legislation, the Administrator shall have the exclusive discretion to determine when I am no longer actively employed or providing services for purposes of the option (including whether I may still be considered actively providing services while on an approved leave of absence). French Language Documents for Quebec Employees. A French translation of the Subscription Agreement and the Plan will be made available to me as soon as reasonably practicable. Notwithstanding anything to the contrary in the Subscription Agreement, and unless I indicate otherwise, the French translation of the Subscription Agreement and the Plan will govern my participation in the Plan. Une traduction française du Contrat de Souscription et du Plan sera mise à ma disposition dès que raisonnablement possible. Nonobstant toute disposition contraire du Contrat de Souscription, et sauf indication contraire de ma part, la traduction française du Contrat de Souscription et du Plan régira la participation du Participant au Plan. Authorization to Release and Transfer Necessary Personal Information for Quebec Employees The following provision supplements Section 10 of the Subscription Agreement for Non-U.S. Employees:

22 I hereby authorize the Company and the Company’s representatives, including the broker(s) designated by the Company to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. I further authorize the Company, any Subsidiary or Affiliate and the Administrator of the Plan to disclose and discuss the Plan with their advisors. I further authorize the Company and any Subsidiary or Affiliate to record such information and to keep such information in my employee file. I acknowledge and agree that my personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, I also acknowledge and authorize the Company, any Subsidiary or Affiliate, the Administrator of the Plan and any third party brokers/administrators that are assisting the Company with the operation and administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on me or the administration of the Plan. Foreign Asset/Account Reporting Notice Canadian residents may be required to report foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time in the year. Foreign property includes shares of Common Stock acquired under the Plan and may include the option, and their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the shares of Common Stock at the time of acquisition, but if the Canadian resident owns other shares of the Company, this ACB may have to be leveraged with the ACB of the other shares. The Form T1135 generally must be filed by April 30 of the following year. Canadian residents should consult with a personal advisor to ensure compliance with the applicable reporting requirements. CHINA Receipt and Sale of Shares Due to local regulatory requirements, I agree that the Company may force the sale of any shares of Common Stock purchased under the Plan. The sale may occur (i) immediately upon purchase, (ii) following my termination of employment, or (iii) or within any other time frame as the Company determines to be necessary or advisable for legal or administrative reasons. I agree that I must maintain any shares of Common Stock acquired under the Plan in an account maintained by E*TRADE or such other stock plan service provider as may be selected by the Company. I further agree that the Company is authorized to instruct E*TRADE or such other stock plan service provider as may be selected by the Company in the future to assist with the mandatory sale of such shares of Common Stock (on my behalf pursuant to this authorization) and I expressly authorize E*TRADE or such other stock plan service provider as may be selected by the Company in the future to complete the sale of such shares of Common Stock. I acknowledge that E*TRADE or such other stock plan service provider as may be selected by the Company in the future is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay me the cash proceeds from the sale of the shares of Common Stock, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. Exchange Control Requirements

23 I understand and agree that my participation in the Plan is subject to the Company or the Employer obtaining any required approval from the China State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole and absolute discretion. If the Company or the Employer is unable to obtain such approval, I may not be entitled to receive any benefit in connection with the Plan and any payroll deductions collected in connection with the Plan will be refunded to me as soon as administratively possible, without any liability to the Company, the Employer or any other Subsidiary or Affiliate. I understand and agree that, to facilitate compliance with local exchange control requirements, I will be required to repatriate the cash proceeds from the sale of the shares of Common Stock acquired under the Plan as well as any cash dividends paid on such shares of Common Stock to China. I further understand that, under local law, such repatriation of my cash proceeds may need to be effectuated through a special exchange control account established by the Company, Employer or any other Subsidiary or Affiliate, and I hereby consent and agree that any cash proceeds received in connection with my participation in the Plan as well as any cash dividends paid on shares of Common Stock may be transferred to such special account prior to being delivered to me. If the proceeds from the sale of shares of Common Stock or cash dividends are converted to local currency, I acknowledge that the Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China. I agree to bear the risk of any exchange conversion rate fluctuation. I further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China. Exchange Control Notification Chinese residents are required to report to the SAFE all details of his or her foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-Chinese residents, either directly or through financial institutions. FRANCE French Translation The following is a French translation of Sections 2 and 3 of the Subscription Agreement for Non-U.S. Employees: 2. Par les présentes, j’autorise une déduction du montant de mon salaire à l’occasion du versement de chaque salaire pour une fraction du montant de ma Compensation que je déterminerai par voie électronique (de 0 à 10%) pendant la Période d’Offre conformément au Plan. (NB: les pourcentages comportant des virgules ne sont pas autorisés.) 3. Je reconnais que lesdites déductions de salaire seront cumulées aux fins d’achat des Actions Ordinaires au Prix d’Achat spécifié aux termes du Plan. Je reconnais que si je ne retire pas ma participation au cours d’une Période d’Offre, toutes les déductions de salaires accumulées seront utilisées pour exercer automatiquement mon option.

24 Consent to Receive Information in English By accepting this document providing for the terms and conditions of my option grant, I confirm having read and understood the documents relating to this grant (the Plan and this Subscription Agreement) which were provided in the English language. I accept the terms of those documents accordingly. En acceptant ce document décrivant les termes et conditions de mon attribution d’options, je confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et cet Accord de Souscription) qui ont été communiqués en langue anglaise. J’accepte les termes de ces documents en connaissance de cause. Foreign Asset/Account Reporting Notice French residents must report annually any shares and bank accounts held outside France, including the accounts that were opened, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with my personal income tax return. Failure to report triggers a significant penalty. Exchange Control Information The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount (currently €10,000). GERMANY Exchange Control Notice Cross-border payments (including proceeds realized upon the sale of shares of Common Stock or from the receipt of any dividends paid on such shares of Common Stock) and certain other transactions with a value in excess of €50,000 must be reported to the German Federal Bank (Bundesbank). In addition, I may be required to report (i) the acquisition of shares of Common Stock, and (ii) the withholding or the sale of shares of Common Stock to cover withholding obligations or rights for Tax-Related Items, in either case if the value of the shares of Common Stock exceeds €50,000. The report must be filed either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via the Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within such timing as is permitted or required by the Bundesbank. I should consult with my personal tax advisor for details regarding this requirement. Foreign Asset/Account Reporting Information German residents holding shares of Common Stock must notify their local tax office if the acquisition of shares of Common Stock under the Plan leads to a so-called qualified participation at any point during the calendar year. A qualified participation is attained only in the unlikely event (i) the resident owns at least

25 1% of the Company and the value of the shares of Common Stock acquired exceeds €150,000, or (ii) the resident holds shares of Common Stock exceeding 10% of the total capital of the Company. HONG KONG Method of Contribution I understand and acknowledge that due to legal restrictions in Hong Kong, I will not be permitted to contribute a percentage of my Compensation towards the purchase of shares of Common Stock during the Offering Period by payroll deductions. Instead, I understand that any contribution I make for the purchase of shares under the Plan must be made to the Company by personal cheque or bank debit. I acknowledge that such contributions must be completed by me prior to the Exercise Date. Should my payment be in the form of a personal cheque, I understand that the cheque must be cleared and the funds placed in the Company’s account prior to the Exercise Date in order to exercise the option on the Exercise Date. I understand that if legal restrictions change, the Company reserves the right to allow payroll deductions for contributions towards the purchase of shares under the Plan. Sale Restriction Any shares of Common Stock acquired at purchase are accepted as a personal investment. In the event that the shares of Common Stock are acquired by me (or my heirs) within six months of the date of grant, I (or my heirs) agree that the shares of Common Stock will not be offered to the public or otherwise disposed of prior to the six-month anniversary of the date of grant. Securities Law Notice WARNING: None of the documents related to the Plan have been reviewed by any regulatory authority in Hong Kong. If I am in any doubt about any of the contents of the Subscription Agreement, including this Appendix A, the Plan, or any other communication materials, I should obtain independent professional advice. I understand that the grant of the option to purchase shares of Common Stock and the issuance of Common Stock upon exercise of my option do not constitute a public offer of securities under Hong Kong law and are available only to employees. The Subscription Agreement, the Plan, this Appendix and other incidental communication materials that I may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities laws in Hong Kong. The option and any documentation related thereto are intended solely for my personal use and may not be distributed to any other person. INDIA Tax Collection at Source I understand that Tax Collection At Source (“TCS”) may apply to funds remitted out of India if the funds exceed a certain amount (currently INR 1,000,000). Therefore, my annual remittances out of India, including my contributions to purchase shares of Common Stock under the Plan, may be subject to TCS. Depending on the procedures established by the Employer and the bank remitting funds out of India, I

26 understand that the Employer or the bank may collect any applicable TCS from my contributions, remit the applicable TCS to the tax authorities and remit the remaining contributions to the Company, which may impact the number of shares of Common Stock that I will be able to purchase with my contributions under the Plan. Alternatively, if any applicable TCS is not deducted from my contributions, I understand and agree that the company or the Employer may deduct any applicable TCS via any withholding method set forth in Section 6 of the Subscription Agreement for Non-U.S. Employees. I understand that I may be required to provide a declaration to my Employer or the bank remitting the funds regarding whether the TCS threshold has been reached based on all remittances out of India, including contributions to the Plan, and I agree to provide such declaration upon request. I understand that if I fail to provide such declaration upon request, the TCS may be applied on all of my contributions under the Plan. Exchange Control Notice I understand that I am required to repatriate any cash dividends paid on shares of Common Stock acquired under the Plan and any proceeds from the sale of such shares to India within a certain period of time after receipt of the proceeds. I understand that I will receive a foreign inward remittance certificate (“FIRC”) from the bank where I deposit the foreign currency and that I should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. I may be required to provide information regarding funds received from participation in the Plan to the Company and/or the Employer to enable them to comply with their filing requirements under exchange control laws in India. Further, I understand and agree that, due to these repatriation requirements, I am not eligible to participate in any automatic dividend reinvestment program. I acknowledge that it is my responsibility to comply with applicable exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws. Foreign Asset/Account Reporting Notice Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including shares of Common Stock acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. I understand and agree that it is my responsibility to comply with applicable foreign asset tax laws in India and that I should consult with my personal tax advisor to ensure that I am properly reporting my foreign assets and bank accounts. IRELAND Nature of Grant The nature of the grant for Irish employees will not be by way of an award of an option. Instead, I will be awarded an invitation to participate in the plan by subscribing to purchase shares of Common Stock in accordance with this Subscription Agreement and the Plan at the end of the offering period (the Purchase Date) subject to meeting all eligibility criteria outlined in the Subscription Agreement and the Plan. I hereby authorize payroll deductions from each paycheck on each pay day in the amount I elect electronically of my Compensation (from 0% to 10%) during the Offering Period in accordance with the

27 Plan and agree that said payroll deductions shall be accumulated for the duration of the Offering Period for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period before the last day of the offering period, any accumulated payroll deductions will be used to automatically to purchase shares at the end of the offering period. For Irish employees, all references to “option” throughout the Subscription Agreement and the Plan shall be replaced by “Award.” Award means an invitation to participate in the plan by automatically purchasing Common Stock at the end of the offering Period using the payroll deductions accumulated throughout the Offering Period. All other provisions of the Subscription Agreement and the Plan apply to Irish employees. Director Notification Requirement If I am a director, shadow director, or secretary of an Irish subsidiary, pursuant to the Companies Act 2014, I understand that I must notify that subsidiary in writing if I receive or dispose of an interest exceeding 1% of the share capital of the Company (e.g., options, shares of Common Stock), if I become aware of the event giving rise to the notification requirement, or I become a director or secretary if such an interest exceeding 1% of the share capital of the Company exists at the time. This notification requirement also applies with respect to the interests of a spouse, civil partner, or minor children (whose interests will be attributed to the director, shadow director, or secretary). I should consult my personal legal advisor to ensure compliance with the applicable requirements. Withdrawal I understand that I may elect to withdraw all funds contributed during a purchase period before the purchase date. JAPAN Exchange Control Notice Japanese residents acquiring shares of Common Stock valued at more than ¥100,000,000 in a single transaction, must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within twenty (20) days of the acquisition of the shares of Common Stock. Foreign Asset/Account Reporting Notice Japanese residents are required to report details of any assets held outside of Japan as of December 31, including shares of Common Stock acquired under the Plan, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. Japanese residents are responsible for complying with this reporting obligation.

28 KOREA Sale of Shares of Common Stock Korean residents are not permitted to sell foreign securities (e.g., shares of Common Stock) through non- Korean brokers or deposit funds resulting from the sale of shares of Common Stock in an account with an overseas financial institution. If a Korean resident wishes to sell shares of Common Stock acquired under the Plan, the Korean resident may be required to transfer the shares of Common Stock to a domestic investment broker in Korea and to effect the sale through such broker. The Korean resident is solely responsible for engaging the domestic broker. Non-compliance with the requirement to sell shares of Common Stock through a domestic broker can result in significant penalties. Because regulations may change without notice, Korean residents should consult with a legal advisor to ensure compliance with any regulations applicable to any aspect of participation in the Plan. Foreign Asset/Account Reporting Notice Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). Exchange Control Notice If a Korean resident sells shares of Common Stock and deposits sale proceeds in excess of a certain threshold (currently, US$5,000 per transaction) into a non-Korean bank account, the Korean resident must file a report with a Korean foreign exchange bank. This reporting is not required if sale proceeds are instead deposited into a non-Korean brokerage account. I should consult my personal legal advisor to ensure compliance with the applicable requirements. NETHERLANDS Securities Law Notice POLAND Authorization for Payroll Deductions I understand that as a condition of my participation in the Plan, I will be required to execute the attached Consent for Deduction form. I understand that I must print out the form, sign and date the form in the

29 applicable places, and return a copy to my local human resources representative. Further, I agree to execute other agreements or consents that may be required by the Company or my Employer with respect to payroll deductions under the Plan. I understand that if I fail to execute the Consent for Deduction form or any other form of agreement or consent that is required with respect to payroll deductions under the Plan, I may not be able to participate in the Plan.

DOLBY LABORATORIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

For Participants in Poland

DOLBY LABORATORIES, INC.

PRACOWNICZY PLAN NABYWANIA AKCJI

Dla Uczestników w Polsce

CONSENT FOR DEDUCTION

I, the undersigned, in order to participate in the Dolby Laboratories, Inc. Employee Stock Purchase Plan ("Plan"), authorize my employer [Dolby Poland Sp. z o.o.] to withhold payroll deductions in the amount of ___% of my Compensation, or such other percentage as subsequently selected by me under the Plan. I understand that this amount must not exceed 10% of my Compensation for any Offering Period with the reservation that the deductions are made in accordance with the applicable provisions of the Polish labor law.

All the terms written in capital letters shall have the meanings given to them in the Plan.

In case of any discrepancies between the Polish language version of this document and its English language version, the Polish language version shall prevail.

ZGODA NA POTRĄCENIE

Ja niżej podpisany, w celu uczestnictwa w Pracowniczym Planie Nabywania Akcji Dolby Laboratories, Inc. ("Plan"), upoważniam mojego pracodawcę [Dolby Poland Sp. z o.o.] do potrącenia kwoty w wysokości ___% z mojego Wynagrodzenia lub inny procent później wskazany przeze mnie w ramach Planu. Przyjmuję do wiadomości, iż ta kwota nie może być większa niż 10% mojego Wynagrodzenia w każdym Okresie Oferty z zastrzeżeniem, że potrącenia będą dokonywane zgodnie z obowiązującymi przepisami polskiego prawa pracy.

Wszystkie terminy pisane wielkimi literami mają znaczenie przypisane im w ramach Planu.

W przypadku jakichkolwiek rozbieżności pomiędzy polską a angielską wersją językową niniejszego dokumentu, wersja polska ma charakter wiążący.

____

Employee/Pracownik

____

Date/Data

30

31 Exchange Control Notice Transfers of funds into and out of Poland in excess of €15,000 (or PLN 15,000 if such transfer of funds is connected with the business activity of an entrepreneur) must be made via a bank account held at a bank in Poland. Additionally, Polish residents are required to store all documents connected with any foreign exchange transactions that Polish residents are engaged in for a period of five years, as measured from the end of the year in which such transaction occurred. Foreign Asset/Account Reporting Notice If I maintain bank or brokerage accounts holding cash and foreign securities (including Shares) outside of Poland, I will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds certain thresholds. If required, such reports must be filed on special forms available on the website of the National Bank of Poland. I should consult with my personal legal advisor to determine whether I will be required to submit reports to the National Bank of Poland. SINGAPORE Sale Restriction I agree that any shares of Common Stock acquired pursuant to the Plan will not be offered for sale in Singapore prior to the six-month anniversary of the grant date unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA. Securities Law Information The offer is being made to me in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the SFA under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore, and hence, statutory liability under the SFA in relation to the content of prospectuses will not apply. Director Reporting Notice If I am a director, associate director or shadow director of a Singapore Subsidiary or Affiliate of the Company, as the terms are used in the Singapore Companies Act (the “SCA”), I agree to comply with notification requirements under the SCA. Among these requirements is an obligation to notify the Singapore Subsidiary or Affiliate in writing when I receive an interest (e.g., options, shares of Common Stock) in the Company or any related companies (including when I sell shares acquired through exercise of the option). In addition, I must notify the Singapore Subsidiary or Affiliate when I sell or receive shares of the Company or any related company (including when I sell or receive shares of Common Stock

32 acquired under the Plan). These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any related company. In addition, I acknowledge that a notification must be made of my interests in the Company or any related company within two (2) business days of becoming a director, associate director or shadow director. I understand that I should consult with my personal legal advisor regarding my notification obligations under the SCA. SPAIN Nature of Grant This provision supplements Section 8 of the Subscription Agreement for Non-U.S. Employees: By enrolling in the Plan, I consent to participation and acknowledge that I have received a copy of the Plan. I understand that my participation in the Plan is expressly conditioned on my continued and active rendering of service, such that if my employment terminates for any reason whatsoever, my participation in the Plan will cease immediately, effective on the date of my termination of employment (unless otherwise specifically provided in the Subscription Agreement). This will be the case, for example, even if (1) I am considered to be unfairly dismissed without good cause; (2) I am dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) I terminate service due to a change of work location, duties or any other employment or contractual condition; (4) I terminate service due to a unilateral breach of contract by the Company or any of its Subsidiaries or Affiliates; or (5) my employment terminates for any other reason whatsoever. Consequently, upon termination of my employment for any of the above reasons, I will automatically lose any right to participate in the Plan on the date of my termination of employment, as described in the Plan and the Subscription Agreement. I understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant right to purchase shares of Common Stock under the Plan to individuals who may be employees, throughout the world. The decision is limited and entered into based upon the express assumption and condition that: (i) any grant of a right to purchase shares of Common Stock will not economically or otherwise bind the Company or any of its Subsidiaries or Affiliates, including the Employer, presently or in the future, other than as expressly set forth in the Subscription Agreement; (ii) the right to purchase shares of Common Stock and any shares of Common Stock acquired upon purchase are not part of any employment contract (whether with the Company or a Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever; and (iii) unless otherwise expressly provided for by the Company in the Subscription Agreement or in this Appendix, my participation in the Plan will cease as of the date my employment is terminated.

33 Furthermore, I understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the grant of the right to purchase shares of Common Stock, which is gratuitous and discretionary, since the future value of the right to purchase shares of Common Stock and the underlying Shares is unknown and unpredictable. I also understand that the grant of the right to purchase shares of Common Stock would not be made but for the assumptions and conditions set forth hereinabove; thus, I understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the right to purchase shares of Common Stock and any right to the underlying shares of Common Stock shall be null and void. Securities Law Notice No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the right to purchase shares of Common Stock under the Plan. The Subscription Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus. Exchange Control Notice Spanish taxpayers may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year. This reporting requirement will apply if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, a report is required on all foreign accounts, foreign instruments and transactions with non- Spanish residents, even if the relevant threshold has not been crossed for an individual item. Generally, the report is required on an annual basis (by January 20 of each year). Foreign Asset/Account Reporting Notice Spanish residents are required to report rights or assets deposited or held outside of Spain (including shares of Common Stock acquired under the Plan or cash proceeds from the sale of such shares of Common Stock) as of December 31 of each year, if the value of such rights or assets exceeds €50,000 per type of right or asset. After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. If reporting is required, the report must be filed on form 720 by March 31 following the end of the relevant year. SWEDEN The following supplements Section 6 of the Subscription Agreement for Non-U.S. Employees:

34 Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in paragraph 11 of the Subscription Agreement, by participating in the Plan, I authorize the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to me upon exercise to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items. TAIWAN Securities Law Notice The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries and Affiliates. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company. Data Privacy Acknowledgement I acknowledge that I have read and understand the terms regarding collection, processing and transfer of Data contained in Section 10 of the Subscription Agreement for Non-U.S. Employees and by participating in the Plan, I agree to such terms. In this regard, upon request of the Company or the Employer, I agree to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in my country, either now or in the future. I understand that I will not be able to participate in the Plan if I fail to execute any such consent or agreement. Exchange Control Notice Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) into Taiwan up to US$10,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, residents must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank. If the transaction amount is US$500,000 or more, Taiwanese residents may be required to provide additional supporting documentation to the satisfaction of the remitting bank. I understand that I should consult my personal legal advisor to ensure compliance with applicable exchange control laws in Taiwan. TÜRKIYE Securities Law Information By electing to participate in the Plan, I understand and agree that I am not permitted to sell any shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “DLB” and the shares may be sold through this exchange. Exchange Control Notice

35 Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Turkey. Therefore, I understand that I may be required to appoint a Turkish broker to assist with the purchase and the sale of the shares of Common Stock purchased under the Plan. I acknowledge that I am solely responsible for engaging such Turkish financial intermediary. I understand that I should consult my personal legal advisor before selling any shares of Common Stock acquired under the Plan to confirm the applicability of this requirement. UNITED ARAB EMIRATES ("UAE") Payroll Deductions. Notwithstanding Section 2 of the Subscription Agreement, in the event I am subject to the Wage Protection System or otherwise are subject to payroll deduction limitations in the United Arab Emirates, the amount of my payroll deductions may be limited to 10% of my full salary. Securities Law Notice The offer of participation in the Plan is available only for select employees of the Company and its affiliates and is in the nature of providing employee incentives in the UAE. This Subscription Agreement, the Appendix, the Plan and other incidental communication materials are intended for distribution only to such employees, and must not be delivered to, or relied on, by any other person. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this Subscription Agreement. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this Subscription Agreement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this Subscription Agreement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. Residents of the UAE who do not understand or have questions regarding this Subscription Agreement, the Appendix or the Plan should consult an authorized financial adviser. UNITED KINGDOM Joint Election As a condition of my participation in the Plan, I agree to accept any liability for secondary Class 1 NICs (“Employer NICs”) which may be payable by the Company or the Employer with respect to the purchase of the shares or otherwise payable in connection with my participation in the Plan. Without prejudice to the foregoing, I agree to execute a joint election with the Company and/or the Employer (the “Election”), the form of such Election being formally approved by HM Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs to me. I further agree to execute such other joint elections as may be required between me and any successor to the Company and/or the Employer. I agree to enter into an Election prior to any event giving rise to Employer NICs. I further agree that the Company and/or the Employer may collect the Employer NICs by any of the means set forth in Section 6 of the Subscription Agreement for Non-U.S. Employees as supplemented by this Appendix A.

36 Tax Withholding Obligations The following supplements Section 6 of the Subscription Agreement for Non-U.S. Employees: Without limitation to Section 6 of the Subscription Agreement for Non-U.S. Employees, I agree that I am liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by HMRC (or any other tax authority or any other relevant authority). I also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on my behalf (or any other tax authority or any other relevant authority). I understand that if I am a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that I am a director or executive officer and income tax due is not collected from or paid by me, the amount of any income tax due but not collected from or paid me may constitute an additional benefit to me on which additional income tax and National Insurance Contributions (“NICs”) may be payable. I will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company and/or the Employer the amount of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover at any time thereafter by any of the means referred to in this Subscription Agreement.